Execution Version
AMENDMENT NO. 5, dated as of July 20, 2020 (this “Amendment”), to the Credit Agreement, dated as of October 17, 2016 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), by and among ENTERCOM MEDIA CORP. (formerly known as CBS RADIO INC.), a Delaware corporation (“Borrower”), each of the GUARANTORS party thereto, the LENDERS and L/C ISSUERS party thereto from time to time and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, the Borrower wishes to amend the financial covenant set forth in Section 7.09 of the Credit Agreement in accordance with Section 10.01 of the Credit Agreement;
WHEREAS, the Required Class Lenders for the Revolving Credit Facility have agreed to amend Section 7.09 of the Credit Agreement as contemplated above on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 5 Effective Date (as defined below), hereby amended as follows:
1.The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 5” shall mean Amendment No. 5 to this Agreement, dated as of July 20, 2020, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Amendment No. 5 Effective Date” has the meaning set forth in Amendment No. 5.
“Covenant Relief Period” shall mean the period commencing on the Amendment No. 5 Effective Date and ending on the earlier of (x) December 31, 2021 and (y) the first Business Day after the date that the Borrower shall have delivered a Covenant Relief Period Termination Notice; provided that such Covenant Relief Period Termination Notice shall include reasonably detailed calculations demonstrating compliance with Section 7.09(a) (without giving effect to the final proviso set forth in the definition of “Consolidated EBITDA”) as of the last day of the most recently ended Test Period (such earlier date, the “Covenant Relief Period End Date”).

“Covenant Relief Period End Date” has the meaning set forth in the definition of “Covenant Relief Period”.
“Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the first Business Day after the date the Administrative Agent receives a Covenant Relief Period Termination Notice.
“Liquidity” shall mean, as of any date of determination, the sum of (x) cash and Cash Equivalents (which are not Restricted Cash) that would be stated on the consolidated balance sheet of the Loan Parties as of such date of determination and (y) the amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, in each case, as of such date.
“Secured Notes” shall have the meaning set forth in Section 7.09(c)(v).
2.Section 1.01 of the Credit Agreement is hereby amended to the add the following proviso to the end of clause (b) of the definition of “Applicable Rate”:
        “; provided, that notwithstanding the foregoing, at all times during the Covenant Relief Period, (i) the Applicable Rate with respect to 2024 Revolving Credit Loans shall be 2.50% per annum, in the case of Eurodollar Rate Loans, and 1.50% per annum, in the case of Base Rate Loans and (ii) the Applicable Rate with respect to Letter of Credit fees shall be 2.50%.”
3.Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end of the definition of “Consolidated EBITDA”:
    “; provided, that, solely for purposes of testing compliance with Section 7.09(a) prior to the Covenant Relief Period End Date, Consolidated EBITDA for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020 shall be deemed equal to $90,679,106, $97,918,465 and $113,947,198, respectively (and in each case subject to adjustments made on a Pro Forma Basis in accordance with Section 1.08).”
4.Section 7.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“7.09    Financial Covenants.
1.Consolidated Net First Lien Leverage Ratio. As long as any Revolving Credit Commitment remains outstanding, the Borrower shall not permit the Consolidated Net First Lien Leverage Ratio as of the last day of any Test Period (other than (x) the Test Period ending September 30, 2020 and (y) the Test Period ending December 31, 2020, unless, in each case, a Covenant Relief Period Termination Notice shall have been delivered to the Administrative Agent prior to such date) to be higher than 4.00 to 1.00 (such ratio, the “Maximum Consolidated Net First Lien Leverage Ratio”); provided that in the event the Borrower or any Restricted Subsidiary makes a Permitted Acquisition in compliance with the terms of this Agreement that causes, on a Pro Forma Basis after giving effect to such Permitted Acquisition (and any Indebtedness incurred in connection therewith), the Consolidated Net First Lien Leverage Ratio to be greater than 3.75 to 1.00 but less than or equal to 4.50 to 1.00, the Maximum Consolidated Net First Lien Leverage Ratio will be increased to 4.50 to 1.00 during the one year period following the consummation of such Permitted Acquisition (it being understood and agreed that any additional Permitted Acquisition consummated during such one year period shall not extend such period for any additional time).
2.Minimum Liquidity. As long as any Revolving Credit Commitment remains outstanding, the Borrower shall not permit Liquidity as of the last day of any Test Period ending during the Covenant Relief Period to be less than $75,000,000.
3.Additional Restrictions During the Covenant Relief Period. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Borrower agrees that, from the Amendment No. 5 Effective Date until the Covenant Relief Period End Date, for so long as there are any outstanding Revolving Credit Commitments, the following restrictions and provisions in addition to those set forth elsewhere in this Agreement and the other Loan Documents shall apply for the benefit of the Revolving Credit Lenders:
    (i)     The Borrower and the Restricted Subsidiaries shall not request or incur (A) Incremental Term Loans, (B) Revolving Commitment Increases or (C) Indebtedness pursuant to a Permitted Debt Offering, in each case, in reliance on clause (a) of the definition of “Maximum Incremental Facilities Amount” unless, after giving effect thereto, the aggregate amount of Indebtedness incurred in reliance on clause (a) of the definition of “Maximum Incremental Facilities Amount” since the Amendment No. 5 Effective Date that is secured by the Collateral on a pari passu basis with the Obligations would not exceed $200.0 million.
    (ii)    The Borrower and its Restricted Subsidiaries shall not incur any Indebtedness in reliance on Section 7.02(a) or Section 7.02(b)(13).
    (iii)    The Borrower and its Restricted Subsidiaries shall not create, incur, assume or suffer to exist any Lien (other than any Lien outstanding on the Amendment No. 5 Effective Date) in reliance on Section 7.01(35).

    (iv)    The Borrower and its Restricted Subsidiaries shall not make any Restricted Payment in reliance on Section 7.05(a) or Section 7.05(g).
    (v)    The definition of “Subordinated Indebtedness” shall be deemed to include (x) the Senior Notes and (y) the Borrower’s 6.500% notes due May 1, 2027 (the “Secured Notes”) for all purposes under Section 7.05.
    (vi)    The Borrower and its Restricted Subsidiaries shall not purchase, redeem, defease, repurchase or otherwise acquire or retire the Senior Notes or the Secured Notes by exchange for, or out of the proceeds of the substantially concurrent issuance of new Indebtedness of the Borrower, in reliance on Section 7.05(d) unless such new Indebtedness is unsecured or secured by Liens on the Collateral that are junior in priority to the Obligations.
    (vii)    The Borrower and its Restricted Subsidiaries shall not make additional Investments in Unrestricted Subsidiaries, Non-Guarantor Subsidiaries (or Persons who become Non-Guarantor Subsidiaries as a result of such Investments), joint ventures or Affiliates (other than any Affiliate that is a Loan Party) having an aggregate fair market value for all such Investments made during the Covenant Relief Period (as determined in good faith by the Borrower) in excess of $75.0 million.
    (viii)    The Borrower and its Restricted Subsidiaries shall not enter into any Sale and Lease-Back Transaction if the Attributable Indebtedness relating to such Sale and Lease-Back Transaction, together with the Attributable Indebtedness relating to all other Sale and Lease-Back Transactions consummated during the Covenant Relief Period, would exceed $50.0 million.
The provisions of this Section 7.09 are for the benefit of the Revolving Credit Lenders only and the Required Class Lenders for the Revolving Credit Facility may amend, waive or otherwise modify this Section 7.09 or the defined terms used for purposes of this Section 7.09 (but solely for such purposes) or waive any Default resulting from a breach of this Section 7.09 without the consent of any Lenders other than such Required Class Lenders in accordance with the provisions of clause (v) of the second proviso of Section 10.01.”
SECTION 2. Amendment Fee. In consideration of the Revolving Credit Lenders’ agreements set forth herein, the Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender (as defined below), an amendment fee (the “Amendment Fee”) in an amount equal to 12.5 basis points (0.125%) of the outstanding principal amount of such Revolving Credit Lender’s Revolving Commitments as of the Amendment No. 5 Effective Date. The Amendment Fee shall be fully-earned, payable and nonrefundable on the Amendment No. 5 Effective Date. As used herein, “Consenting Lender” means a Revolving Credit Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 5:00 p.m. New York City time on July 16, 2020 (or, as to any Revolving Credit Lender, such later time or date as may be agreed by the Administrative Agent and the Borrower) and that does not revoke or otherwise withdraw such signature page prior to the effectiveness of this Amendment on the Amendment No. 5 Effective Date.
SECTION 3. Effectiveness. This Amendment shall become effective on the date (such date and time of effectiveness, the “Amendment No. 5 Effective Date”) that each of the conditions precedent set forth below shall have been satisfied:
4.the Administrative Agent shall have received executed counterparts hereof from each of the Loan Parties and Lenders constituting the Required Class Lenders for the Revolving Credit Facility;
5.the representations and warranties of each of the Loan Parties contained in Section 4 hereof shall be true and correct on and as of the Amendment No. 5 Effective Date;
6.to the extent invoiced prior to the Amendment No. 5 Effective Date, the Borrower shall have paid, or concurrently herewith shall pay, all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent); and
7.the Administrative Agent shall have received the Amendment Fee on behalf of the Consenting Lenders.
SECTION 4. Representations and Warranties. In order to induce the Revolving Credit Lenders and the Administrative Agent to enter into this Amendment, each of the Loan Parties represents and warrants to each of the Revolving Credit Lenders and the Administrative Agent that, as of the Amendment No. 5 Effective Date, both before and after giving effect to the transactions contemplated by this Amendment:
(a)    no Default or Event of Default exists; and
(b)    the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than, for the avoidance of doubt, Section 5.17(b)) or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.
SECTION 5. Reference to and Effect on the Loan Documents. On and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (or otherwise affect) any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each of the Loan Parties hereby consents to the Amendment and reaffirms its obligations under the Loan Documents to which it is party and its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.
SECTION 6. Applicable Law; Waiver of Jury Trial.
1.THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
2.EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 7. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
ENTERCOM MEDIA CORP., as the Borrower

By:    /s/ Richard J. Schmaeling_________________Name: Richard J. Schmaeling    Title: Executive Vice President – Chief Financial Officer

[Signature Page to Amendment No. 5]

GUARANTORS:

ENTERCOM, INC.
ENTERCOM OPERATIONS, INC.
ENTERCOM MIAMI, LLC
ENTERCOM ARIZONA, LLC
ENTERCOM CALIFORNIA, LLC
ENTERCOM COLORADO, LLC
ENTERCOM CONNECTICUT, LLC
ENTERCOM FLORIDA, LLC
ENTERCOM GEORGIA, LLC
ENTERCOM ILLINOIS, LLC
ENTERCOM INDIANA, LLC
ENTERCOM KANSAS, LLC
ENTERCOM LOUISIANA, LLC
ENTERCOM MARYLAND, LLC
ENTERCOM MASSACHUSETTS, LLC
ENTERCOM MICHIGAN, LLC
ENTERCOM MINNESOTA, LLC
ENTERCOM MISSOURI, LLC
ENTERCOM NEVADA, LLC
ENTERCOM NEW YORK, LLC
ENTERCOM NORTH CAROLINA, LLC
ENTERCOM OHIO, LLC
ENTERCOM OREGON, LLC
ENTERCOM PENNSYLVANIA, LLC
ENTERCOM RHODE ISLAND, LLC
ENTERCOM SOUTH CAROLINA, LLC
ENTERCOM TENNESSEE, LLC
ENTERCOM TEXAS, LLC
ENTERCOM VIRGINIA, LLC
ENTERCOM WASHINGTON DC, LLC
ENTERCOM WASHINGTON, LLC
ENTERCOM WISCONSIN, LLC
ENTERCOM LICENSE, LLC
ENTERCOM PROPERTIES, LLC
ENTERCOM RADIO TOWER, LLC
ENTERCOM SPORTS RADIO, LLC
EVENTFUL, LLC
INFINITY BROADCASTING LLC

By:    /s/Richard J. Schmaeling ___________________Name: Richard J. Schmaeling    Title: Executive Vice President – Chief Financial Officer
[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:    /s/ Peter B. Thauer
    Name: Peter B. Thauer
    Title: Managing Director
JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender
By:    /s/ Peter B. Thauer
    Name: Peter B. Thauer
    Title: Managing Director
BANK OF AMERICA, N.A., as a Revolving Credit Lender
By:    /s/ Jonathan Tristan
    Name: Jonathan Tristan
    Title: Vice President
Citibank, N.A., as a Revolving Credit Lender
By:    /S/ Robert F. Parr
    Name: Robert F. Parr
    Title: Vice President and Managing Director
CREDIT SUISSE AG, CAYMAN ISLAND BRANCH, as a Revolving Credit Lender
By:    /s/ Vipul Dhadda
    Name: Vipul Dhadda
    Title: Authorized Signatory
[Signature Page to Amendment No. 5]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Revolving Credit Lender
By:    /s/ Bastien Dayer
    Name: Bastien Dayer
    Title: Authorized Signatory
DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender
By:    /s/ Michael Strobel
    Name: Michael Strobel
    Title: Vice President
DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Credit Lender
By:    /s/ Philip Tancorra
    Name: Philip Tancorra
    Title: Vice President
Goldman Sachs Bank USA, as a Revolving Credit Lender
By:    /s/ Jamie Minieri
    Name: Jamie Minieri
    Title: Authorized Signatory
Morgan Stanley Senior Funding, Inc.,, as a Revolving Credit Lender
By:    Jake Dowden
    Name: Jake Dowden
    Title: Vice President
ROYAL BANK OF CANADA, as a Revolving Credit Lender
[Signature Page to Amendment No. 5]

By:    /s/ Alfonse Simone
    Name: Alfonse Simone
    Title: Authorized Signatory
The Toronto-Dominion Bank, New York Branch, as a Revolving Credit Lender
By:    /s/ Brian MacFarlane
    Name: Brian MacFarlane
    Title: Authorized Signatory
[Signature Page to Amendment No. 5]